Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 (Nos. 333-215828, 333-198381, 333-191973, 333-191972, 333-179218, 333-171874, 333-164516, 333-164515, 333-149547) of Cree, Inc. of our report dated August 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 23, 2017